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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 30, 1996



                             MICROTEK MEDICAL, INC.
             (Exact name of registrant as specified in its charter)



  DELAWARE                      0-20346                   64-0700671
 (State of                 (Commission File             (IRS employment
incorporation)                  Number)               identification no.)



                                512 LEHMBERG ROAD
                          COLUMBUS, MISSISSIPPI  39702
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    601-327-1863



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On April 30, 1996, the Company acquired the assets of Venodyne division ("Venodyne") of Advanced Instruments, Inc. Venodyne manufactures and markets pneumatic pumps and disposable compression sleeves for use in reducing deep vein thrombosis. The purchase price was $5.75 million in cash and notes, plus a contingent payment (not to exceed $1.0 million) based upon future gross margin from the sale of the Venodyne products. The purchase price was determined as a result of arms' length negotiation between the Company and Advanced Instruments, Inc.

     The Company funded the cash purchase price of the acquisition primarily with borrowings under its amended credit facility with Chemical Bank.

     The transaction was deemed to be effective as of the closing of business on April 27, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Financial statements of Venodyne prepared pursuant to Regulation S-X are not currently available but will be filed not later than 60 days from the date on which this report on Form 8-K was required to be filed.

(b) PRO FINANCIAL INFORMATION. Pro forma financial statements of Venodyne prepared pursuant to Regulation S-X are not currently available but will be filed not later than 60 days from the date on which this report on Form 8-K was required to be filed.

(c)  EXHIBITS.

2.1 Asset Purchase Agreement, dated as of April 27, 1996, by and between Advanced Instruments, Inc. and Microtek Medical, Inc. (filed herewith).

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MICROTEK MEDICAL, INC.



Date:  May 15, 1996                By: /s/ KIMBER L. VOUGHT
                                       --------------------------------------
                                   Kimber L. Vought,
                                   President